PRESS RELEASE	SOURCE: First Trust Advisors L.P.

First Trust Advisors L.P. Announces Portfolio Manager Update for First Trust Dynamic Europe Equity Income Fund

WHEATON, IL — (BUSINESS WIRE) — June 17, 2020 — First Trust Advisors L.P. (“FTA”) announced today that Janus Capital Management LLC (“Janus”), investment sub-advisor for First Trust Dynamic Europe Equity Income Fund (NYSE: FDEU) (the “Fund”), will release an update on the market and the Fund for financial advisors and investors. The update will be available Friday, June 19, 2020, at 5:00 P.M. Eastern Time until 11:59 P.M. Eastern Time on Monday, July 20, 2020. To listen to the update, follow these instructions:

--	Dial: (888) 203-1112; International (719) 457-0820; Passcode # 2093965. The update will be available from Friday, June 19, 2020, at 5:00 P.M. Eastern Time until 11:59 P.M. Eastern Time on Monday, July 20, 2020.

The Fund is a non-diversified, closed-end management investment company that seeks to provide a high level of current income. As a secondary objective, the Fund seeks to focus on capital appreciation. The Fund seeks to achieve its investment objective by investing at least 80% of its Managed Assets in a portfolio of equity securities of European companies of any market capitalization, including, but not limited to, common and preferred stocks that pay dividends, depositary receipts and real estate investment trusts. The Fund also seeks to focus its equity investments on income-producing securities. The Fund seeks to utilize a dynamic currency hedging process, which will include, at the discretion of the portfolio managers, the use of forward foreign currency exchange contracts to hedge a portion of the Fund’s currency exposure. To generate additional income, the Fund may write (or sell) call options on portfolio equity securities and certain broad-based securities indices in an amount up to 40% of the value of its Managed Assets.

FTA is a federally registered investment advisor and serves as the Funds’ investment advisor. FTA and its affiliate First Trust Portfolios L.P. (“FTP”), a FINRA registered broker-dealer, are privately-held companies that provide a variety of investment services. FTA has collective assets under management or supervision of approximately $135 billion as of May 31, 2020 through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts. FTA is the supervisor of the First Trust unit investment trusts, while FTP is the sponsor. FTP is also a distributor of mutual fund shares and exchange-traded fund creation units. FTA and FTP are based in Wheaton, Illinois.

Janus Capital Management LLC, a legal entity of Janus Henderson Investors, serves as the investment sub-advisor for FDEU. Janus Henderson Investors is headquartered in London and is a global investment management firm that provides a full spectrum of investment products and services to clients around the world. With offices in 28 cities with more than 2,000 employees, Janus Henderson Investors managed approximately $294.4 billion in assets as of March 31, 2020.

Investment return and market value of an investment in the Fund will fluctuate. Shares, when sold, may be worth more or less than their original cost. There can be no assurance that the Funds’ investment objectives will be achieved. The Funds may not be appropriate for all investors.

Principal Risk Factors: The Fund is subject to risks, including the fact that it is a non-diversified closed-end management investment company.

Securities held by a fund, as well as shares of a fund itself, are subject to market fluctuations caused by factors such as general economic conditions, political events, regulatory or market developments, changes in interest rates and perceived trends in securities prices. Shares of a fund could decline in value or underperform other investments as a result of the risk of loss associated with these market fluctuations. In addition, local, regional or global events such as war, acts of terrorism, spread of infectious diseases or other public health issues, recessions, or other events could have a significant negative impact on a fund and its investments. Such events may affect certain geographic regions, countries, sectors and industries more significantly than others. The outbreak of the respiratory disease designated as COVID-19 in December 2019 has caused significant volatility and declines in global financial markets, which have caused losses for investors. The impact of this COVID-19 pandemic may last for an extended period of time and will continue to impact the economy for the foreseeable future.

Because the Fund will invest primarily in securities of non-U.S. issuers, which are generally denominated in non-U.S. currencies, there are risks not typically associated with investing in securities of U.S. issuers. Non-U.S. issuers are subject to higher volatility than securities of U.S. issuers. An investor may lose money if the local currency of a non-U.S. market depreciates against the U.S. dollar.

Investments in securities of issuers located in emerging market countries are considered speculative and there is a heightened risk of investing in emerging markets securities. Financial and other reporting by companies and government entities also may be less reliable in emerging market countries. Shareholder claims that are available in the U.S., as well as regulatory oversight and authority that is common in the U.S., including for claims based on fraud, may be difficult or impossible for shareholders of securities in emerging market counties or for U.S. authorities to pursue.

On June 23, 2016, the United Kingdom voted via referendum to leave the EU, an event commonly referred to as "Brexit." Brexit immediately led to significant market volatility around the world, as well as political, economic, and legal uncertainty. On January 31, 2020, the United Kingdom officially left the EU, which started a transition period for the United Kingdom and the EU to negotiate a wide variety of agreements, including a trade agreement. There is uncertainty relating to the precise terms of many of these agreements. At this time, it is also difficult to predict what the longer term ramifications and political, economic, and legal implications will be as a result of Brexit, including the impact on the Fund's portfolio holdings. The impact on not only the United Kingdom and European economies, but the broader global economy, could be significant, potentially resulting in increased volatility and illiquidity and lower economic growth for companies that rely significantly on Europe for their business activities and revenues.

The Fund will engage in practices and strategies that will result in exposure to fluctuations in foreign exchange rates, thus subjecting it to foreign currency risk.

The Fund's use of derivatives may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times, may limit the amount of appreciation the Fund can realize on an investment, or may cause the Fund to hold a security that it might otherwise sell.

Use of leverage can result in additional risk and cost, and can magnify the effect of any losses.

In the event of conversion to an open-end management investment company, the Common Shares would cease to be listed on the NYSE or other national securities exchange, and such Common Shares would thereafter be redeemable at NAV at the option of the Common Shareholder, rather than traded in the secondary market at market price, which, for closed-end fund shares, may at times be at a premium to NAV. Any Borrowings or Preferred Shares of the Fund would need to be repaid or redeemed upon conversion and, accordingly, a portion of the Fund's portfolio may need to be liquidated, potentially resulting in, among other things, lower current income.

The risks of investing in the Fund are spelled out in the shareholder reports and other regulatory filings.

The information presented is not intended to constitute an investment recommendation for, or advice to, any specific person. By providing this information, First Trust is not undertaking to give advice in any fiduciary capacity within the meaning of ERISA, the Internal Revenue Code or any other regulatory framework. Financial advisors are responsible for evaluating investment risks independently and for exercising independent judgment in determining whether investments are appropriate for their clients.

The Fund’s daily closing New York Stock Exchange price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.

CONTACT: JEFF MARGOLIN - (630) 915-6784

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Source: First Trust Advisors L.P.